Exhibit 21
SUBSIDIARIES OF THE REGISTRANT

Subsidiary Name	Jurisdiction
A&S Energie NV	Belgium
A&U Energie NV	Belgium
Aladdin Manufacturing Corporation	DE
Aladdin Manufacturing of Alabama, LLC	AL
Aladdin Manufacturing of New York, LLC	NY
Avelgem Green Power CV	Belgium
Ballytherm UK Limited	United Kingdom
Berghoef GmbH	Germany
Berghoef-Hout B.V.	Netherlands
BGE Mexico, S. de R. L. de C.V.	Mexico
Bienes Raices y Materiales del Centro, S. de R.L. de C.V.	Mexico
Cerâmica Elizabeth Sul Ltda.	Brazil
Cerâmica Elizabeth RN Ltda.	Brazil
Cevotrans BV	Netherlands
Dal Italia LLC	DE
Dal-Elit, LLC	TX
Dal-Tile Administración, S. de R.L. de C.V.	Mexico
Dal-Tile Chile Comercial Limitada	Chile
Dal-Tile Colombia S.A.S.	Colombia
Dal-Tile, LLC	PA
Dal-Tile Distribution, LLC	DE
Dal-Tile Group Inc.	DE
Dal-Tile I, LLC	DE
Dal-Tile International Inc.	DE
Dal-Tile Mexico Comercial S. de R.L. de C.V.	Mexico
Dal-Tile Mexico, S. de R.L. de C.V.	Mexico
Dal-Tile of Canada ULC	BC, Canada
Dal-Tile Perú SRL	Peru
Dal-Tile Puerto Rico, Inc.	Puerto Rico
Dal-Tile Services, Inc.	DE
Dal-Tile Shared Services, Inc.	DE
Dal-Tile Tennessee, LLC	DE
DT Mex Holdings, LLC	DE
DTM/CM Holdings, LLC	DE
Eliane Ceramic Tiles (U.S.A.), Inc.	TX
Eliane Nordeste Revestimentos Ceramicos Ltda	Brazil
Eliane Revestimentos Ceramicos Ltda.	Brazil
Elizabeth Porcelanato S.A.	Brazil

Elizabeth Produtos Cerâmicos Ltda.	Brazil
Emil Group Asia Limited	Hong Kong
Emil Russia OOO	Russian Federation
Emilamerica, Inc.	DE
Emilceramica India Pvt Ltd.	India
Emilceramica S.r.l	Italy
Emilgermany GmbH	Germany
F.I.L.S. Investments Unlimited Company	Ireland
Feltex Carpets Ltd	New Zealand
Feltex Carpets Pty Ltd	Australia
Feltex New Zealand Ltd	New Zealand
Flooring Foundation Ltd	New Zealand
Flooring Industries Limited S.à r.l.	Luxembourg
Flooring XL B.V.	Netherlands
Floorscape Limited	New Zealand
Floorsome GmbH	Germany
Foss Holdings, LLC	NV
Foss Manufacturing Company, LLC	NV
Godfrey Hirst & Co Pty Ltd	Australia
Godfrey Hirst Australia Pty Ltd	Australia
Godfrey Hirst Logistics Pty Ltd	Australia
Godfrey Hirst NZ Ltd	New Zealand
International Flooring Systems S.à r.l.	Luxembourg
International Vinyl Company - Vostok OOO	Russian Federation
IVC BV	Belgium
IVC Far-East Trading (Shanghai) Co. Ltd.	China
IVC France S.à r.l.	France
IVC Green Power BV	Belgium
IVC Group GmbH	Germany
IVC GROUP LIMITED	United Kingdom
IVC Luxembourg S.à r.l.	Luxembourg
IVC Rus OOO	Russian Federation
IVC US, LLC	GA
José Nilson Crispim – Administração E Participação S/S	Brazil
KAI Keramica Ltd	Greece
KAI Mining EOOD	Bulgaria
Kerama Marazzi OOO	Russian Federation
KERAMA-SPB. OOO	Russian Federation
Khan Asparuh - Transport EOOD	Bulgaria
Khan Asparuh AD	Bulgaria
Khan Omurtag AD	Bulgaria
KIT OOO	Russian Federation
Management Co EAD	Bulgaria
Marazzi Acquisition S.r.l.	Italy
Marazzi Deutschland G.m.b.H.	Germany

Marazzi France Trading S.A.S.	France
Marazzi Group S.r.l.	Italy
Marazzi Group Trading (Shanghai) Co. Ltd.	China
Marazzi Iberia S.L.U.	Spain
Marazzi Japan Co., Ltd.	Japan
Marazzi Middle East FZ LLC	Dubai
Marazzi Schweiz S.A.G.L.	Switzerland
Marazzi UK Ltd.	United Kingdom
MG China Trading Ltd.	Hong Kong
MI Finance SRL	Barbados
Mohawk Assurance Services, Inc.	GA
Mohawk Canada Corporation	NS, Canada
Mohawk Capital Finance S.A.	Luxembourg
Mohawk Capital Luxembourg SA	Luxembourg
Mohawk Carpet Distribution, LLC	DE
Mohawk Carpet Transportation of Georgia, LLC	DE
Mohawk Carpet, LLC	DE
Mohawk Commercial, Inc.	DE
Mohawk ESV, Inc.	DE
Mohawk Factoring II, Inc.	DE
Mohawk Factoring, LLC	DE
Mohawk Flooring Investments, LLC	DE
Mohawk Foreign Acquisitions S.à r.l.	Luxembourg
Mohawk Global Financing S.à r.l.	Luxembourg
Mohawk Global Holdings S.à r.l.	Luxembourg
Mohawk Global Investments S.à r.l.	Luxembourg
Mohawk Holdings International B.V.	Netherlands
Mohawk International (Europe) S.à r.l.	Luxembourg
Mohawk International (Hong Kong) Limited	Hong Kong
Mohawk International Capital N.V.	Netherlands
Mohawk International Financing S.a.r.l	Luxembourg
Mohawk International Holdings (DE), LLC	DE
Mohawk International Holdings S.à r.l.	Luxembourg
Mohawk International Netherlands B.V.	Netherlands
Mohawk International Services BV	Belgium
Mohawk International Trading, LLC	DE
Mohawk Luxembourg Pacific S.à r.l.	Luxembourg
Mohawk Marazzi International BV	Netherlands
Mohawk Marazzi Holding BV	Netherlands
Mohawk Operaciones Mexicali S. de R.L. de C.V.	Mexico
Mohawk Operations Luxembourg S.à r.l.	Luxembourg
Mohawk Pacific Investments S.à r.l.	Luxembourg
Mohawk Partnership Holding, Inc.	DE
Mohawk Partnerships (Europe) S.C.S.	Luxembourg
Mohawk Partnerships Holdings I S.C.Sp	Luxembourg

Mohawk Partnerships Holdings II S.C.Sp	Luxembourg
Mohawk Resources, LLC	DE
Mohawk Singapore Private Limited	Singapore
Mohawk Trading (Shanghai) Co., Ltd	China
Mohawk Turkey Halı ve Kilim Ticaret Limited Şirketi	Turkey
Mohawk United International B.V.	Netherlands
Molber Beheer B.V.	Netherlands
Monarch Ceramic Tile, LLC	TX
Orelshtamp OOO	Russian Federation
Otto Schneider GmbH & Co. KG	Germany
Panneaux de Correze SAS	France
Pergo Holding BV	Netherlands
Pergo India Pvt Ltd	India
Polcolorit S.A.	Poland
Premium Floors Australia Pty Limited	Australia
RR Apex, LLC	DE
S.C. KAI Ceramics SRL	Romania
Salesmark Ltd.	United Kingdom
SIA Kerama Baltics	Latvia
Stroytrans OAO Orelstroy	Russian Federation
Tiles Co EOOD	Bulgaria
Unilin (Malaysia) Sdn. Bhd.	Malaysia
Unilin Beheer BV	Netherlands
Unilin BV	Belgium
Unilin Czechia s.r.o.	Czech Republic
Unilin Denmark ApS	Denmark
Unilin Distribution Ukraine LLC	Ukraine
Unilin Distribution, Ltd.	United Kingdom
Unilin do Brasil Revestimentos Ltda.	Brazil
Unilin Finland OY	Finland
Unilin Flooring India Private Limited	India
Unilin Flooring Nederland B.V.	Netherlands
Unilin Flooring Polska sp. z o.o.	Poland
Unilin Flooring Romania S.R.L.	Romania
Unilin Flooring SAS	France
Unilin GmbH	Germany
Unilin Holding BV	Belgium
Unilin Insulation BV	Netherlands
Unilin Insulation Feluy Srl	Belgium
Unilin Insulation GmbH	Germany
Unilin Insulation Ireland Limited	Ireland
Unilin Insulation SAS	France
Unilin Insulation Sury SAS	France
Unilin Insulation UK Limited	United Kingdom
Unilin Italia S.R.L.	Italy

Unilin Japan G.K.	Japan
Unilin Nordic AB	Sweden
Unilin North America, LLC	DE
Unilin Norway AS	Norway
Unilin OOO	Russian Federation
Unilin Panels SAS	France
Unilin Resins BV	Belgium
Unilin SAS	France
Unilin Slovakia s.r.o	Slovakia
Unilin Spain SL	Spain
Unilin Swiss GmbH	Switzerland
VPI Corporation	WI
VPI Export Sales Corporation	WI
WC Foss Investment II, Inc.	DE
World International, Inc.	Barbados

Certain subsidiaries are omitted pursuant to Item 601(b)(21)(ii) of Regulation S-K.